UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):April 22, 2014 (April 22, 2014)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

In connection with a realignment of the organizational structure of CIT Group Inc. (the “Company” or “CIT”) into three operating segments that was effective January 1, 2014, the Company is filing this Current Report on Form 8-K and attaching as an exhibit the financial data package of the Company as of and for the years ended December 31, 2013, 2012, and 2011 and as of and for the quarters ended March 31, June 30, September 30, and December 31 in each of 2013 and 2012, which have been recast in accordance with the new segments. The Company previously announced the changes to the organizational structure in a Form 8-K filed December 3, 2013. The financial data package, as recast, is attached as Exhibit 99.1. Exhibit 99.1 includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures is included as a table to Exhibit 99.1. The information furnished under this Item 8.01, including Exhibit 99.1, shall be considered filed for purposes of the Securities Exchange Act of 1934, as amended.

Management has (i) realigned and simplified its businesses and organizational structure, (ii) streamlined and consolidated certain business processes to achieve greater operating efficiencies, and (iii) leveraged CIT’s operational capabilities for the benefit of its clients and customers. Effective January 1, 2014, the Company is managing its business and will report its financial results in three operating segments (the “New Segments”):

1.	Transportation & International Finance;
2.	North American Commercial Finance; and
3.	Non-Strategic Portfolios.

The Company’s 4th quarter 2013 and full year 2013 financial results were previously reported based on CIT’s previous five operating segments:

1.	Corporate Finance;
2.	Transportation Finance;
3.	Trade Finance;
4.	Vendor Finance; and
5.	Consumer.

The Company’s New Segments were established based on how CIT’s business units are being managed prospectively and how products and services are provided to clients and customers by each business unit.

“Transportation & International Finance” includes CIT’s commercial aircraft, business aircraft, rail, and maritime finance business units. Each of these businesses was previously included in CIT’s Transportation Finance segment. The Transportation & International Finance segment also includes corporate lending businesses outside of North America (previously part of the Corporate Finance segment) and equipment finance businesses in the U.K. and China (previously part of the Vendor Finance segment). CIT’s transportation lending business, which offers cash flow and asset-based loan products to commercial businesses in the transportation sector, was previously part of the Transportation Segment and now is included in the North American Commercial Finance segment.
“North American Commercial Finance” consists of CIT’s former Trade Finance segment, U.S. and Canadian business units previously in the Company’s Corporate Finance and Vendor Finance segments, and the aforementioned transportation lending business, which was previously reflected in the Transportation Finance segment.
“Non-Strategic Portfolios” consists of CIT’s run-off government-guaranteed student loan portfolio, small business lending portfolio, and other portfolios that the Company identified as subscale platforms during our international rationalization process, located in more than 20 countries throughout Europe, Asia, and Latin America.
Certain activities that are not attributed to operating segments, which may include mark-to-market adjustments on non-qualifying derivatives and restructuring charges, will continue to be reported as “Corporate and Other.”

These planned changes became effective as of January 1, 2014, and, beginning with CIT’s reporting of results for the first quarter of 2014, all segment financial information will be reflected on this basis, including the presentation of historical financial results. The change in segment reporting will have no effect on CIT’s historical consolidated results of operations.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Financial data package of CIT Group Inc. as of and for the years ended December 31, 2013, 2012, and 2011, and as of and for the quarters ended March 31, June 30, September 30, and December 31 in each of 2013 and 2012, which have been recast in accordance with the new segment structure adopted by the Company effective January 1, 2014.

Forward-Looking Statements

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Scott T. Parker

Scott T. Parker
Executive Vice President & Chief Financial Officer

Dated: April 22, 2014